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                                                                    Exhibit 23.2
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                               Consent of KPMG LLP

The Board of Directors
Aksys, Ltd.

We consent to the use of our report dated February 25, 2002, except as to note 11, which is as of March 27, 2002, with respect to the consolidated balance sheets of Aksys, Ltd. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and for the period from January 18, 1991 (inception) through December 31, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG LLP
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                                                 KPMG LLP

Chicago, Illinois
May 23, 2002